Exhibit 23.1

701 Evans Avenue	telephone:	(416) 626-6000
8th Floor	facsimile:	(416) 626-8650
Toronto, Ontario Canada	email:	info@mscm.ca
M9C 1A3	website:	www.mscm.ca

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form 20-F of our report dated April 28, 2010,  relating to the consolidated financial statements of Nerium Biotechnology, Inc. as at December 31, 2009, 2008 and 2007 and for the years then ended; and to the reference to this firm under the caption "Experts" in the Prospectus.

Signed:  "MSCM LLP"

MSCM, LLP
Toronto, Canada

October      , 2010